                                                                    Exhibit a(2)

                             CITIFUNDS PREMIUM TRUST

                            Certificate of Amendment

         The undersigned, being the Assistant Secretary of CitiFunds Premium Trust (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on August 7, 2003, Section 5.2 of the Declaration of Trust has been amended to read as set forth in Exhibit A attached to this Certificate, effective August 7, 2003.

         IN WITNESS WHEREOF, the undersigned has set his hand this 22nd day of August, 2003.


                                                /s/ Thomas C. Mandia
                                                    --------------------
                                                    Thomas C. Mandia
                                                    Assistant Secretary
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                                                                       Exhibit A

                         SMITH BARNEY INVESTMENT SERIES
                                CITIFUNDS TRUST I
                              SMITH BARNEY TRUST II
                               CITIFUNDS TRUST III
                             CITIFUNDS PREMIUM TRUST
                          CITIFUNDS INSTITUTIONAL TRUST

                                    Amendment
                             to Declaration of Trust


         THE UNDERSIGNED, CONSTITUTING AT LEAST A MAJORITY OF THE TRUSTEES OF EACH TRUST NAMED ABOVE AND ACTING PURSUANT TO EACH TRUST'S DECLARATION OF TRUST AS CURRENTLY IN EFFECT (EACH, A "DECLARATION OF TRUST"), DO HEREBY CERTIFY THAT IN ACCORDANCE WITH THE PROVISIONS OF THE FIRST SENTENCE OF SECTION 9.3(A) OF EACH DECLARATION OF TRUST, THE FOLLOWING AMENDMENT TO EACH DECLARATION OF TRUST HAS BEEN DULY ADOPTED BY AT LEAST A MAJORITY OF THE TRUSTEES OF EACH TRUST, EFFECTIVE AS OF AUGUST 7, 2003:

         Section 5.2 of each Declaration of Trust is amended to read in its entirety as follows:

                  Section 5.2. Non-Liability of Trustees and Others. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office. Without limiting the foregoing, the appointment, designation or identification of a Trustee as a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall effect in any way that Trustee's rights or entitlement to indemnification.

         IN Witness whereof, the undersigned have executed this Amendment this 7th day of August, 2003.

/s/ Elliott J. Berv                        /s/ Donald M. Carlton
----------------------------------         ----------------------------------
Elliott J. Berv, as Trustee                Donald M. Carlton, as Trustee
and not individually                       and not individually

/s/ A. Benton Cocanougher                  /s/ Mark T. Finn
----------------------------------         ----------------------------------
A. Benton Cocanougher, as Trustee          Mark T. Finn, as Trustee
and not individually                       and not individually

/s/ R. Jay Gerken                          /s/ Stephen Randolph Gross
----------------------------------         ----------------------------------
R. Jay Gerken, as Trustee                  Stephen Randolph Gross, as Trustee
and not individually                       and not individually

/s/ Diana R. Harrington                    /s/ Susan B. Kerley
----------------------------------         ----------------------------------
Diana R. Harrington, as Trustee            Susan B. Kerley, as Trustee
and not individually                       and not individually

/s/ Alan G. Merten                         /s/ C. Oscar Morong, Jr.
----------------------------------         ----------------------------------
Alan G. Merten, as Trustee                 C. Oscar Morong, Jr., as Trustee
and not individually                       and not individually

/s/ R. Richardson Pettit                   /s/ Walter E. Robb, III
----------------------------------         ----------------------------------
R. Richardson Pettit, as Trustee           Walter E. Robb, III, as Trustee
and not individually                       and not individually